FOR IMMEDIATE RELEASE           FOR MORE INFORMATION, CONTACT
November 17, 1999               Phil Steyer, Manager, Member & Public Relations
                                          762-4766


RECALL PETITIONS REJECTED: DO NOT MEET LEGAL REQUIREMENTS


Chugach Electric Association announced this evening that it intends to take no further action in response to petitions requesting removal of five of Chugach's seven directors. The petitions purportedly were signed by 398 of Chugach's
55,000 members. They were presented to Chugach on November 8 by State Representative Jerry Sanders, who at the time purported to act for an organization called the "Committee on Open Meetings." In deciding to take no further action, the Chugach board of directors concluded that the petitions did not satisfy the requirements imposed by Chugach's bylaws and applicable laws because they do not adequately identify the charging party, are not specific enough to provide legally adequate information to petition signers or the targeted directors, and the general allegation of "financial mismanagement" does not constitute legal cause for removing a director outside the normal annual election process. All seven of Chugach's directors voted to reject the petitions, including Pat Kennedy and Red Boucher, whose removal is not sought in the petitions.

In introducing the motion to take no further action on the petitions, Ms. Kennedy stated, "I feel very strongly that it is in the best interests of Chugach and its members that the requirements and procedures for removing directors from office be followed and the integrity of the process be respected. As Chugach directors, we each have a duty not to allow allegations by less than 400 of Chugach's 55,000 members to serve as the basis for incurring the expense and suffering the serious disruption of a special meeting to consider removing a majority of the duly elected directors, unless the charging party is clearly identified and the charges are sufficiently specific and sufficiently serious to constitute cause for removing a director under Chugach's bylaws, the Alaska Electric and Telephone Cooperative Act and applicable caselaw. This duty exists regardless of which directors are targeted and regardless of whether the rest of us always agree with the positions taken by those directors."

At the request of the Chugach board, Chugach General Manager Eugene Bjornstad has sent a letter to Mr. Sanders informing him of the board's conclusion that the petitions are legally insufficient to justify activating Chugach's procedures for recalling directors from office. Observing that Mr. Sanders has issued several public statements on the subject of the petitions, the letter notes that Mr. Sanders has yet to identify the members of his "committee" and, with respect to the petitions themselves, notes that "[p]ress releases cannot provide the necessary substance omitted from the petitions." The full text of the letter that the board instructed be delivered to Mr. Sanders follows this release.

Chugach is the largest electric utility in Alaska. Chugach serves retail consumers at more than 68,000 metered locations from Anchorage to the northern Kenai Peninsula, and from Whittier to Tyonek. Chugach provides power to residents from Homer to Fairbanks through wholesale and economy energy sales to other utilities throughout the Railbelt.
                                                       ####



Representative Jerry Sanders
November 17, 1999
Page 2







November 17, 1999



Representative Jerry Sanders
716 West Fourth Avenue, #610
Anchorage, AK  99501

Dear Mr. Sanders:


On November 8, 1999, you appeared at the headquarters of Chugach Electric Association and delivered petitions, purportedly signed by 398 of Chugach's 55,000 members, seeking removal of five of Chugach's seven directors from office. The petitions accuse the five targeted directors of "financial mismanagement" and "violating open meetings laws." The purpose of this letter is to inform you that Chugach intends to take no action in response to the petitions because the petitions do not meet the requirements necessary to activate the procedures for removal of directors under Chugach's bylaws and the Alaska Electric and Telephone Cooperative Act.


First, Chugach's bylaws require that the target directors be informed of the identity of the party bringing the charges. In your statements you seem to say (though the text of the petitions does not) that you are the "charging party." However, the manner in which you completed the receipt at the time the petitions were delivered suggests that you purport to represent the "Committee on Open Meetings." Neither the written receipt nor your public statements identify the members of this "committee." It is important to identify the charging parties because under Chugach's bylaws only they would have the opportunity to present the charges and any evidence supporting them if a meeting were called to consider the charges. Because Chugach's bylaws and fundamental principles of fairness underlying the recall process entitle anyone charged to know the identity of their accusers, Chugach could not proceed without knowing the precise identity of the "person or persons bringing the charges," even if the accusations in the petitions were legally sufficient to justify calling a special meeting of members.

But the accusations are not legally sufficient, for two reasons. First, they are not specific enough for the petition signers to know the particular reasons underlying the charges or for the target director to prepare a proper defense. The petitions merely accuse the target directors of "financial mismanagement" and "violation of open meetings laws." It cannot be determined from the face of the petition what actions of each director amount to "financial mismanagement" or what decision the director made in violation of the open meetings laws. Your subsequent public statements and press releases suggesting reasons behind the accusations cannot cure the defect in the petitions themselves. Press releases cannot provide the necessary substance omitted from the petitions themselves.

Second, the charge of "financial mismanagement" does not constitute legal cause for removal of a director. The Alaska Electric and Telephone Cooperative Act requires an electric cooperative to establish procedures for removal of directors "for cause." Interpretation of similar requirements in analogous contexts demonstrates very clearly that disagreement with the business judgment of a director does not constitute sufficient "cause" to deviate from the normal procedure for selecting directors at an annual meeting of members. There must be a violation of law or of a legal duty in order to invoke the expensive and disruptive special procedure for overturning the electoral decision of the members at an annual meeting by removing a director before the expiration of his or her term. The contents of your press releases strongly suggests that the charge of "financial mismanagement" reflects more your disagreement with the business judgments and policies of the targeted directors -- for which the appropriate remedy is refusal to re-elect them or nominating a candidate to run against them upon the conclusion of his or her term -- than any violation of a legal duty by them. The fact that you do not explain why only five of the directors are targeted for removal further supports this conclusion.

It is the unanimous view of Chugach's board of directors, including the two directors not targeted by the recall petitions, that among their obligations as stewards of the Association for the benefit of all Chugach members is the duty to enforce the recall procedures strictly in accordance with Chugach's bylaws, applicable law and fundamental principles of fairness. Abuse of those procedures could produce unnecessary expense, divert Association resources from more productive uses, and undermine the electoral decisions made at annual meetings. At its November 17, 1999 regular Board meeting, the Chugach Board of Directors unanimously voted that further action in response to the petitions is neither legally required nor in the interests of Chugach's members.

Sincerely,


/s/ Eugene N. Bjornstad
Eugene N. Bjornstad
General Manager